UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 1, 2023, Erika Serow, a member of the Board of Directors (the “Board”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), notified the Board of her decision to resign as director, effective September 30, 2023.

(d) Effective September 30, 2023, the Board fixed the size of the Board at eight directors. On August 30, 2023, the Board appointed each of Susan Scarola, age 72, and Suzanne Tager, age 55, to serve as directors of the Company, effective September 30, 2023. The initial term as a director for each of Mses. Scarola and Tager expires at the Company’s 2025 and 2026 Annual Meeting of Stockholders, respectively.

Additionally, effective September 30, 2023, the Board: (i) appointed Ms. Scarola to the Board’s Audit Committee, and (ii) appointed Ms. Tager to the Board’s Compensation Committee.

Ms. Scarola has over 30 years of leadership experience, including serving as Chief Executive Officer, Chief Financial Officer, President and Vice Chair of DCH Auto Group, a multi-state automotive dealer. Ms. Scarola retired in June 2015, and currently serves on the advisory board and compensation committee of Faulkner Automotive Group. Ms. Scarola holds a Bachelor of Science in Elementary Education from the State University College, Buffalo, New York and a Master of Business Administration in Accounting from New York University.

Ms. Tager has served as Executive Vice President, Chief of Staff to Worldwide Managing Partner at Bain & Company since January 2020. Prior to that, Ms. Tager served as Executive Vice President, Global Retail and Consumer Products from April 2007 to December 2019. Ms. Tager holds a Bachelor of Arts in Public Policy Sciences from Duke University and a Master of Business Administration from the University of Pennsylvania.

Mses. Scarola and Tager will receive compensation for service as a director in accordance with the Company’s policy for compensation of non-employee directors. There are no arrangements or understandings between either of Mses. Scarola and Tager and any other persons pursuant to which either of Mses. Scarola and Tager were selected as a director, and there are no transactions in which the Company was or is to be a participant and in which either of Mses. Scarola and Tager had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 1, 2023, the Company issued a press release announcing the appointments of Mses. Scarola and Tager. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 1, 2023, announcing the appointment of directors.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

September 1, 2023	By	/s/ Kelly Porter
Date		Kelly Porter
Chief Financial Officer